UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 4, 2017
Date of Report (Date of earliest event reported)

DCA ASSET MANAGEMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware		46-2823100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8217 East Spanish Boot Road  Carefree, Arizona 85377
(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code: (480) 575-6555

Apex 9 Inc., 2251 North Rampart Blvd., #182, Las Vegas, Nevada 89128
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On April 4, 2017, Heritage Mining Corporation sold 9,800,000 shares of Common Stock of Apex 9 Inc. to Du Lac Capital Assets, Inc., for an aggregate purchase price of $40,000.00 cash. Such shares of Common Stock represent 98.0% of the issued and outstanding shares of capital stock of the Corporation.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2017, Steven R. Skirvin resigned as the sole officer and director of the Corporation and du Lac Capital Assets, Inc. elected Anthony J. Iarocci, Jr. and Michael J. Schnaus to serve as the members of the Board of Directors of the Corporation until the next regularly scheduled election of directors.

On April 4, 2017, Anthony J. Iarocci, Jr., was elected to serve as the President, Secretary, Treasurer, and Chief Executive Officer of the Corporation.

Biography Anthony J. Iarocci, Jr.: Age 63
Mr. Iarocci has been the President and a member of the Board of Directors of Du Lac Capital Assets, Inc., since September 2012.  Mr. Iarocci has worked in the securities industry as an investment advisor and an administrator for 38 years. He is the owner of I Investment Group, Inc.  Mr. Iarocci has been an independent contractor of Wedbush Securities and registered as a securities representative with FINRA since December 2011.  During the past 30 years, he was a Vice President, then Senior Vice President and principal with Wedbush Securities.  From 1978 to 1981, Mr. Iarocci was a registered representative for Dean Witter Reynolds (now Morgan Stanley) and became a Vice President, Investments during his tenure there.  He graduated with a B.A. in government from the University of Notre Dame where he also earned three monograms as a player on the Irish baseball program.  Mr. Iarocci completed his education with a MBA from the University of Chicago with a concentration in finance.

Biography Michael J. Schnaus:  Age 64
Mr. Michael J. Schnaus was the Senior Vice President of Corporate Development at Entrust Datacard Corporation until his retirement in September 2016.  He had been an executive with the company since 1997 and was responsible for mergers and acquisitions, joint ventures, and strategic alliances with outside companies on a global basis.  Mr. Schnaus has over 32 years of experience in corporate development and finance, including with Alliant Techsystems (formerly Honeywell) from 1991 to 1997, and other publicly held companies in Los Angeles and Phoenix.  Mr. Schnaus is a director of Du Lac Capital Assets, Inc., and served on the Board of Directors of other private companies in the United States, the United Kingdom, and Australia.  Mr. Schnaus earned a bachelor’s degree in accounting from the University of Notre Dame and an MBA with concentrations in account and finance from UCLA.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 10, 2017, the Corporation effected an amendment to its Certificate of Incorporation to change the name of the Corporation to DCA Asset Management, Inc. The Certificate of Amendment to Certificate of Incorporation is attached hereto as Exhibit 3.1.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCA ASSET MANAGEMENT, INC.

	By:	/s/ Anthony J. Iarocci Jr.
Anthony J. Iarocci Jr., President

Date: April 10, 2017